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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 ______________


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) February 19, 2002
                                                        -----------------



                               GALEY & LORD, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

            0-20080                                     56-1593207
            -------                                     ----------

    (Commission File Number)               (IRS Employer Identification Number)

                 980 Avenue of the Americas, New York, NY 10008
                 ----------------------------------------------
                    (Address of Principal Executive Offices)



        Registrant's telephone number, including area code (212) 465-3000
                                                           --------------

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ITEM 3.  Bankruptcy or Receivership

          On February 19, 2002, Galey & Lord, Inc. (the "Company") and each of its domestic subsidiaries filed voluntary petitions under chapter 11 of title 11, United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (Case Nos. 02-40445 through 02-40456
(ALG)). The Company and such subsidiaries remain in possession of their assets and properties and continue to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. On February 19, 2002, the Company and such subsidiaries filed a motion seeking to enter into a credit facility of up to $100 million in debtor-in-possession ("DIP") financing with First Union National Bank and Wachovia Securities, Inc. On February 21, 2002, the Bankruptcy Court entered an interim order approving the facility and authorizing immediate access to $30 million, and scheduling a hearing on March 19, 2002, or such other date as the Court may provide, to consider final approval of the facility. The Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing the chapter 11 filing and the DIP financing.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

   (c) Exhibits:

        99.1  Press Release, dated February 19, 2002

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SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     GALEY & LORD, INC.



                                     By:  /s/ Leonard F. Ferro
                                         ---------------------------------------
                                          Leonard F. Ferro
                                          Vice President

Date: March 6, 2002

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